Exhibit 99.1

Shore Bancshares, Inc. Acquires Assets of The Avon-Dixon Agency, Inc. EASTON, Md., May 1, 2002

Shore Bancshares, Inc. (the "Company") (Nasdaq: SHBI) announced today that it has completed its purchase of certain assets of the The Avon-Dixon Agency, Inc. and its subsidiaries, all located in Easton, Maryland.

"Shore Bancshares, Inc. is pleased to announce the addition of The Avon Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Mubell Finance, LLC. Through these subsidiaries the Company will be able to offer a full range of insurance products and services. We believe our mutual clientele should soon see the benefits of this transaction. One of the primary considerations driving this acquisition was the ability to better serve our customers. Accordingly, we will be communicating with our customers as to the additional services available to them. Banking products and services, Insurance products, Long Term Care Planning, Retirement and Financial Planning, as well as educational seminars for individuals and small businesses top the list of offerings," noted W. Moorhead Vermilye, President and CEO of Shore Bancshares, Inc.

This transaction will be effective May 1, 2002.

Statements made in this press release may include forward looking statements under the federal securities laws. Statements that are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," "prospects," and similar expressions, are intended to identify forward looking statements. While these statements reflect the Company's good faith beliefs, they are not guarantees of future performance, involve risk and uncertainties that could cause actual results to differ materially. The Company disclaims any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise. For a discussion of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements, see the Risk Factors contained in the Company's Annual Report on Form 10-K for the last fiscal year.

SOURCE:  Shore Bancshares, Inc.